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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   May 2, 2000
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                               YELLOW CORPORATION
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             (Exact name of registrant as specified in its charter)


           Delaware                      0-12255                 48-0948788
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(State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)


 10990 Roe Avenue, P. O. Box 7563,  Overland Park, Kansas      66207
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          (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code   (913) 696-6100
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                                   No Changes.
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         (Former name or former address, if changed since last report.)



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Item 5.  Other Events

Yellow Corporation announced today that Hiram Cox, Senior Vice President and Chief Financial Officer, is resigning to take the position of Senior Vice President of Northwest Airlines, Corp. Bert Trucksess, who was promoted to the position of President of Yellow Corporation's Regional Carrier Group in February of this year from his prior position of Senior Vice President and Chief Financial Officer, will act in the additional capacity of Chief Financial Officer of the Company pending completion of a search for Mr. Cox's successor.

"While we are certainly sorry to see Hiram leave, the Northwest position, given Hiram's previous airline experience, represents an outstanding opportunity in the industry where Hiram started his career," said Bill Zollars, Chairman, President and CEO of the Company. "Bert Trucksess' performing the Chief Financial Officer function on an interim basis assures that the Company will continue to be ably represented in this area, since Bert had been Chief Financial Officer of the Company for six years prior to his promotion to President of the Regional Carrier Group." The Company has already initiated a search for a full-time successor to Mr. Cox.

Yellow Corporation is a holding company with operating subsidiaries specializing in national, regional and international transportation of goods and materials. Headquartered in Overland Park, Kansas, Yellow employs approximately 32,000 people.









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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  YELLOW CORPORATION
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                                                     (Registrant)

Date:    May 2, 2000                           /s/ H. A. Trucksess, III
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                                                   H. A. Trucksess, III
                                          President Regional Carrier Group and
                                          Interim Chief Financial Officer